Exhibit 99.1

Oaktree Specialty Lending Corporation Announces New $600 Million Secured Revolving Credit Facility

LOS ANGELES, CA, December 1, 2017 – Oaktree Specialty Lending Corporation (NASDAQ:OCSL) (“Oaktree Specialty Lending” or the “Company”), a specialty finance company, today announced that it has entered into a new secured revolving credit facility (the “Facility”). The Facility’s total capacity is $600 million, the revolving period expires in November 2020, and the final maturity date will occur one year following the end of the revolving period. The interest rate on the Facility ranges from LIBOR plus 2.25% to 2.75%, with the initial pricing at LIBOR plus 2.25%. ING Capital LLC, J.P. Morgan and Bank of America Merrill Lynch served as joint lead arrangers, and it also includes the addition of five new members to the syndicate, bringing the total number of lenders to 14. The Facility includes usual and customary representations and warranties, covenants and events of default for senior secured facilities of this nature.

“We are pleased to have entered into this new credit facility, achieving attractive pricing and terms, increasing its size and extending the revolving period from the previous facility,” said Matt Pendo, Chief Operating Officer of Oaktree Specialty Lending. “We appreciate the continued support of our lending partners and welcome the new members to the syndicate. This new facility allows us to efficiently fund Oaktree Specialty Lending and is a sign of the support and confidence in the Oaktree platform and our approach to credit investing.”

About Oaktree Specialty Lending Corporation

Oaktree Specialty Lending Corporation (NASDAQ:OCSL) is a specialty finance company dedicated to providing customized one-stop credit solutions to companies with limited access to public or syndicated capital markets. The firm seeks to generate current income and capital appreciation by providing companies with flexible and innovative financing solutions including first and second lien loans, unsecured and mezzanine loans, and preferred equity. The company is regulated as a business development company under the Investment Company Act of 1940, as amended. Oaktree Specialty Lending is managed by Oaktree Capital Management, L.P. For additional information, please visit Oaktree Specialty Lending’s website at www.oaktreespecialtylending.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements may include statements as to: our future operating results and distribution projections; our business prospects and the prospects of our portfolio companies; and the impact of the investments that we expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings.

We have based the forward-looking statements included in this press release on information available to us on the date of this press release, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Specialty Lending Corporation

Michael Mosticchio

(212) 284-1900

ocsl-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com